POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of John Pisaris, Scott Reinke, Donna Rothbart and Christopher Bartoli, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of MIVA, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The undersigned understands that compliance with the requirements of Section 16 of the Securities Exchange Act of 1934 is the undersigned’s responsibility as an officer and/or director of the Company and that the Company and the attorneys-in-fact have agreed to assist the undersigned with filing the reports the undersigned is required to submit under Section 16 solely as an accommodation to assist the undersigned in complying with this responsibility. The undersigned further acknowledges that the undersigned is not relying upon the Company or any of its employees or agents or any attorney-in-fact for legal advice in connection with the undersigned’s compliance with the requirements of Section 16 and that the undersigned has consulted his or her personal legal advisors with respect to any questions the undersigned may have regarding these requirements.

In consideration of each attorney-in-fact acting on the undersigned’s behalf in facilitating certain filings the undersigned may be required to make pursuant to Section 16, the undersigned hereby agrees to indemnify and hold each such attorney-in-fact and its respective heirs, executors, legal representatives, successors and assigns harmless from and against the entirety of any and all losses, claims, causes of action, damages, fines, defense costs, amounts paid in settlement, liabilities and expenses, including reasonable attorneys’ fees and expenses (collectively, “Losses”), relating to or arising out of the exercise of this power of attorney by such attorney-in-fact, and will reimburse each attorney-in-fact and any other party entitled to indemnification hereunder for all Losses as they are incurred by such attorney-in-fact or such other indemnified party in connection with any pending or threatened claim, action, suit, proceeding or investigation with which the attorney-in-fact or such other indemnified party is or is threatened to be made a party.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 15th day of May, 2006.

        /s/ William Seippel

        Name: William Seippel